EXHIBIT 5.1


                                                                 May 2, 2001


Ace Securities Corp.
6525 Morrison Boulevard
Suite 318
Charlotte, NC 28211

         Re:      Ace Securities Corp.
                  Registration Statement on Form S-3
                  File No. 333-45458
                  ------------------------------------

Ladies and Gentlemen:

         We have acted as counsel for Ace Securities Corp., a Delaware corporation (the "Company"), in connection with the authorization and issuance from time to time in one or more series of asset-backed notes (the "Notes") and asset-backed certificates (the "Certificates" and, together with the Notes, the "Securities"). The securities will be issued pursuant to the registration statement on Form S-3 of the Company, File No. 333-45458 (the "Registration Statement"). As set forth in the Registration Statement, each series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement or indenture (each, an "Agreement") among the Company, a trustee (the "Trustee") and where appropriate, a servicer (the "Servicer"), each to be identified in the prospectus supplement for such Series of Securities.

         We have examined copies of the Company's Articles of Association, the Company's By-laws and forms of each Agreement, as filed or incorporated by reference as exhibits to the Registration Statement, and the forms of Securities included in any Agreement so filed or incorporated by reference in the Registration Statement and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that:

         1. When any Agreement relating to a Series of Securities has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Servicer, if any, the Trustee and any other party thereto, such Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

         2. When a series of Securities has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such series in accordance with the terms of the related Agreement and issued and delivered against payment therefor as described in the Registration Statement, such series of Securities will be legally and validly issued, fully paid and nonassessable, binding obligations of the related Trust, and the holders thereof will be entitled to the benefits of the related Agreement.

         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America. We note that the Registration Statement provides that a Trust may be organized as a business trust under Delaware law, and that the form of trust agreement included as Exhibit 4.3 provides that it shall be governed by Delaware law. Accordingly, we express no opinion herein regarding the Securities to the extent issued by a Delaware business trust pursuant to such a trust agreement.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in each Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                          Very truly yours,
                                          /s/ SIDLEY AUSTIN BROWN & WOOD LLP
                                          SIDLEY AUSTIN BROWN & WOOD LLP

EXHIBIT 8.1

                                                         May 2, 2001


Ace Securities Corp.
6525 Morrison Boulevard
Suite 318
Charlotte, NC 28211

         Re:      Ace Securities Corp.
                  Registration Statement on Form S-3
                  File No. 333-45458
                  --------------------------------------------


Ladies and Gentlemen:

         We have acted as special tax counsel for Ace Securities Corp., a Delaware corporation (the "Company"), in connection with the authorization and issuance from time to time in one or more series (each, a "Series") of asset-backed securities (the "Securities"). The Securities will be issued pursuant to the registration statement on Form S-3 of the Company, File No. 333-45458 (the "Registration Statement"). The Registration Statement has been filed with, and declared effective by, the Securities and Exchange Commission under the 1933 Act. As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, pooling agreement, trust agreement or indenture (each an "Agreement") among the Company, a trustee (the "Trustee") and, where appropriate, a servicer (the "Servicer"), each to be identified in the prospectus supplement for such Series of Securities.

         We have examined the prospectuses contained in the Registration Statement (each, a "Prospectus") and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

         In arriving at the opinion expressed below, we have assumed that each Agreement will be duly authorized by all necessary corporate action on the part of the Company, the Trustee, the Servicer (where applicable) and any other party thereto for such Series of Securities and will be duly executed and delivered by the Company, the Trustee, the Servicer and any other party thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each Series of Securities will be duly executed and delivered in substantially the forms set forth in the related Agreement filed or incorporated by reference as an exhibit to the Registration Statement, and that Securities will be sold as described in the Registration Statement.

         As special tax counsel to the Company, we have advised the Company with respect to the material federal income tax aspects of the proposed issuance of each Series of Securities pursuant to the related Agreement. Such advice has formed the basis for the description of selected federal income tax consequences for holders of such Securities that appear under the heading "Material Federal Income Tax Considerations" in each Prospectus forming a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Securities, but with respect to those federal income tax consequences which are discussed, in our opinion, the description is accurate in all material respects. We hereby confirm and adopt each of our opinions stated under the heading "Material Federal Income Tax Considerations" in each Prospectus forming a part of the Registration Statement.

         This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in fact or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Prospectuses contemplate Series of Securities with numerous different characteristics, you should be aware that the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of Securities.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Material Federal Income Tax Considerations" in each Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

         This letter is solely for the benefit of the Company and investors in the Securities in connection with the transactions described in the first paragraph above and may not be relied upon by, nor may copies be delivered to, any other person, nor may this letter be relied upon by the Company or investors in the Securities for any other purpose, without our prior written consent.

                                              Very truly yours,
                                              /s/ SIDLEY AUSTIN BROWN & WOOD LLP
                                              SIDLEY AUSTIN BROWN & WOOD LLP